Exhibit 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Tremont Corporation on Form S-8 (File No. 33-25914 and File No. 33-48147) of our reports dated February 11, 2000, except for the second paragraph of Note 11, as to which the date is March 21, 2000, on our audits of the consolidated financial statements and the financial statement schedule of Tremont Corporation as of December 31, 1999 and 1998, and for the years ended December 31 1999, 1998 and 1997, which reports are included in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
March 23, 2000